UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities

On June 29, 2007, Sycamore Networks, Inc. (the “Registrant”) announced a workforce realignment that will include a reduction of 46 employees or approximately 10% of the Registrant’s total workforce. These actions are designed to better align development resources with future growth opportunities, further improve operational efficiencies, and capitalize on additional acquisition synergies. This realignment is expected to be completed by the end of July 2007.

Based on preliminary information and assessments, the Registrant currently expects to incur aggregate pre-tax restructuring and asset impairment charges in the range of $4.0 million to $7.0 million, the majority of which the Registrant expects will be recorded in the six-month period ending October 27, 2007. These charges are expected to consist of:

•	approximately $1.5 to $2.0 million of severance charges with respect to terminated employees; and

•	approximately $2.5 to $5.0 million of facility related consolidation charges associated with the Registrant’s Moorestown, New Jersey location.

The Registrant’s press release announcing this workforce realignment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 29, 2007, of Sycamore Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By: /s/ Alan R. Cormier

Alan R. Cormier

General Counsel and Secretary

Dated: June 29, 2007